SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) October 9, 1997


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
             (an Arkansas corporation)
             425 West Capitol Avenue, 40th Floor
             Little Rock, Arkansas 72201
             Telephone (501) 377-4000

1-2703       ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

Item 5.   Other Information

          Entergy Corporation, Entergy Arkansas, Inc., and
          Entergy Gulf States, Inc.


Entergy Corporation


     On September 30, 1997, Catalyst Technologies, Inc. ("CTI") filed a new lawsuit against Entergy Corporation ("Entergy"), Entergy Enterprises, Inc. ("EEI"), Entergy Services, Inc. ("ESI"), and certain individuals who are or at one time were directors of those corporations. In summary, the suit claims that CTI suffered damages as a result of actions on the part of Entergy that allegedly caused the individual defendants to breach their fiduciary duties owed to EEI and, indirectly, to CTI as EEI's judgment creditor. In particular, the CTI claim asserts that the defendants have wrongfully caused EEI's assets to be depleted. Entergy, EEI, ESI and the individual defendants deny any such wrongdoing and will vigorously contest this new lawsuit, which Entergy believes is without merit.

The judgment in favor of CTI entered by the Civil District Court of Orleans Parish (previously reported by Entergy in its Form 8-K, dated October 1, 1997) currently is the subject of post-trial motions in which EEI seeks, in the alternative, a judgment notwithstanding the verdict, a new trial or a substantial reduction of the amount awarded to CTI. Subject to the outcome of the post-trial motions, which have been set for hearing on November 5, 1997, EEI will appeal the judgment of the trial court. Entergy continues to believe that EEI ultimately will prevail by having the judgment reversed or substantially reduced.


Entergy Arkansas, Inc. and Entergy Corporation

     On October 3, 1997, Entergy Arkansas, Inc. ("EA") and Entergy Services, Inc. ("ESI"), both of which are wholly-owned subsidiaries of Entergy Corporation, filed a lawsuit against Union Pacific Railroad Company ("Union Pacific") for breach of contract. The suit, which was filed in the U.S. District Court for the Middle District of Louisiana, seeks damages and termination of rail contracts between EA and Union Pacific relating to the transportation of coal for use at EA's White Bluff and Independence coal-fired generating units. The lawsuit alleges that Union Pacific has failed to meet its obligations to provide rail transportation service as required under the contracts. No specific amount of damages is set forth in the complaint.

Entergy Corporation and Entergy Gulf States, Inc.

     On October 7, 1997, Entergy Gulf States, Inc. ("Gulf
States") was notified by the Rural Utilities Service ("RUS") that RUS has elected not to become the transferee of the thirty percent undivided interest in the River Bend Nuclear Station
("River Bend") owned by Cajun Electric Power Cooperative, Inc.
("Cajun").

     Under a previously reported settlement agreement (the "Settlement") between Gulf States, the Bankruptcy Trustee for Cajun and RUS, RUS had the option of either selling the Cajun interest in River Bend, retaining it, or causing it to be transferred to Gulf States. Having been unable to arrange a sale, RUS has now chosen not to become the transferee of Cajun's interest in River Bend. Accordingly, pursuant to the Settlement, Cajun's interest in River Bend will be transferred to Gulf States at no cost.

     Prior to the transfer of Cajun's interest to Gulf States, approval of the transfer and an amendment of the license to remove references to Cajun's ownership must be obtained from the Nuclear Regulatory Commission. Gulf States anticipates that it will complete the Settlement, which resolves all disputes between it and Cajun, by the end of 1997.


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned officer hereunto duly authorized.

                                 Entergy Corporation



                                 By:  /s/Louis E. Buck, Jr.
                                     _______________________
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer

                                      Entergy Arkansas, Inc.



                                 By:  /s/Louis E. Buck, Jr.
                                    __________________________
                                         Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer

                                    Entergy Gulf States, Inc.



                                 By:  /s/Louis E. Buck, Jr.
                                    __________________________
                                         Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer

Dated:  October 10, 1997